Exhibit 24
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of MATERION CORPORATION, an Ohio corporation (the “Corporation”), hereby constitutes and appoints Richard J. Hipple, Joseph P. Kelley, Michael C. Hasychak and Michael J. Solecki, and each of them, their true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for them and in their names, place and stead, to sign on their behalf as a director or officer, or both, as the case may be, of the Corporation, an Annual Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 on Form 10-K for the fiscal year ended December 31, 2014, and to sign any and all amendments to such Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney or attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 27th day of February, 2015.

/s/ RICHARD J. HIPPLE
Richard J. Hipple, Chairman of the Board, President,
Chief Executive Officer and Director
(Principal Executive Officer)

/s/ JOSEPH P. KELLEY
Joseph P. Kelley, Vice President, Finance
and Chief Financial Officer	/s/ N. MOHAN REDDY
(Principal Financial and Accounting Officer)	N. Mohan Reddy, Director

/s/ EDWARD F. CRAWFORD	/s/ CRAIG S. SHULAR
Edward F. Crawford, Director	Craig S. Shular, Director

/s/ JOSEPH P. KEITHLEY	/s/ DARLENE J. S. SOLOMON
Joseph P. Keithley, Director	Darlene J. S. Solomon, Director

/s/ VINOD M. KHILNANI	/s/ ROBERT B. TOTH
Vinod M. Khilnani, Director	Robert B. Toth, Director

/s/ WILLIAM B. LAWRENCE	/s/ GEOFFREY WILD
William B. Lawrence, Director	Geoffrey Wild, Director